EXHIBIT 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is made and entered into effective as of June 29, 2022, by and among SunPower Corporation, a Delaware corporation (together with its successors, “SunPower”), Falcon Acquisition HoldCo, Inc., a Delaware corporation (together with its successors, “AcquisitionCo,” and collectively with SunPower, “Purchaser”), and Peterson Partners VII, L.P., a Delaware limited partnership, solely in its capacity as Sellers’
representative (“Seller Representative”).

A. Effective as of October 4, 2021, Peterson Partners VII, L.P., a Delaware limited partnership, Jenny Lynn Lee, as Trustee of The Keyhole Canyon Trust, dated July 28, 2021, Michael R. Cahill, as Trustee of The Skein Trust, dated July 13, 2021, Michael R. Cahill, as Trustee of The Gosling Trust, dated July 13, 2021, Jeffrey Lee, Benjamin Peterson and Michael Rands (collectively, “Principal Sellers”), The Church of Jesus Christ of Latter-day Saints, a Utah corporation sole (the “Charitable Seller,” and collectively with Principal Sellers, “Sellers”), Purchaser, and Seller Representative entered into a Securities Purchase Agreement (the “Purchase Agreement”).

B. Section 10.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument entered into by Purchaser and Seller Representative; provided that the Purchase Agreement may not be amended in a manner that is adverse to the Charitable Seller, without the prior written consent of the Charitable Seller.

C. The parties hereto desire to amend the Purchase Agreement to modify Section 2.5 of the Purchase Agreement as set forth herein.

NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises, covenants, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Certain Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.     Amendment to Section 2.5(a). Section 2.5(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following (with deleted text indicated by ~~strikethrough~~ marks and additional text indicated by bold, double-underscoring):

(a)     Deferred Service Provider Payments. Purchaser shall pay to Blue Raven and Blue Raven shall pay or cause to be paid the Deferred Service Provider Payments to each individual entitled to payment thereof in the amounts, on the dates and subject to the terms set forth in the respective Retention Bonus Agreements. In the event that any such individual is no longer providing services to Blue Raven such individual shall forfeit the right to receive any payments that otherwise would have been made subsequent to the date such individual ceased being employed by Blue Raven. All such forfeited amounts shall be owed to the Forfeited Deferred Service Provider Payments Recipients (as defined below) in the amounts designated by the Seller Representative on Schedule F of the Funds Flow Memorandum, which schedule shall be provided by Seller Representative to Purchaser at least five (5) Business Days prior to the date on which Purchaser is obligated to pay any forfeited Deferred Service Provider Payments hereunder (and subject to the terms set forth below in the definition of Forfeited Deferred Service Provider Payments Recipients) ~~Sellers (and treated as part of the Purchase Price),~~ and shall be paid by Blue Raven on behalf of Purchaser (with funds provided by Purchaser) ~~to~~ within five (5) days after the date such amounts would have otherwise been payable to such individuals, if any, as follows: (a) with respect to those Forfeited Deferred Service Provider Payments Recipients who are employees of Blue Raven and are not Sellers, payments shall be made directly to such employees, and (b) with respect to Forfeited Deferred Service Provider Payments Recipients who are Sellers, payments shall be made to Sellers Representative (for distribution to such Sellers in the amounts designated by the Seller Representative) (and payments made to Sellers shall be treated as part of the Purchase Price, but payments made to employees that are not Sellers shall not be treated as part of the Purchase Price) ~~their respective pro rata shares as set forth in the Funds Flow Memorandum) within five (5) days after the date such amounts would have otherwise been payable to such individuals, if any.~~ Notwithstanding the

EXHIBIT 10.2
foregoing, Purchaser agrees that Blue Raven may accelerate payment of the Deferred Service Provider Payments to one or more individuals upon the prior written approval of Purchaser. The “Forfeited Deferred Service Provider Payments Recipients” shall consist of those Sellers and those non-Seller employees of Blue Raven that Seller Representative designates as being a recipient of forfeited Deferred Service Provider Payments (as set forth in Schedule F of the Funds Flow Memorandum); provided that (x) Peterson Partners VII, L.P., a Delaware limited partnership, shall not be a Forfeited Deferred Service Provider Payments Recipient, and (y) each of the Charitable Seller and Jenny Lynn Lee, as Trustee of The Keyhole Canyon Trust, dated July 28, 2021, shall be a Forfeited Deferred Service Provider Payments Recipient and shall receive its pro rata share (at the percentages set forth in “Schedule G | 2022 Contingent Payment” of the Funds Flow Memorandum) of any forfeited Deferred Service Provider Payments.

3.     Amendment to Sections 2.5(d)(i) and 2.5(d)(ii). Sections 2.5(d)(i) and 2.5(d)(ii) of the Purchase Agreement are hereby deleted in their entirety and replaced with the following (with deleted text indicated by ~~strikethrough~~ marks and additional text indicated by bold, double-underscoring):

(i)     Without limiting the foregoing in this Section 2.5 and notwithstanding anything to the contrary herein, the maximum 2022 Contingent Payment of $20,000,000 shall be accelerated upon any of the following events: (A) the consummation of a Change in Control of SunPower or Blue Raven (or the subsidiary or division of SunPower that operates Blue Raven’s business following the Closing) during the Contingent Payment Period (other than the Change in Control of Blue Raven pursuant to this Agreement); or (B) the termination by SunPower or Blue Raven of Ben’s employment with SunPower or Blue Raven without Cause or by Ben for Good Reason. Within five (5) Business Days following the effectiveness of either of such events, (1) SunPower shall pay Sellers’ 2022 Contingent Payment Amount to Sellers Representative (for distribution to Sellers in their respective pro rata shares as set forth in the Funds Flow Memorandum) by wire transfer of immediately available funds to the account designated by Sellers Representative, and (2) Purchaser shall cause Blue Raven to deliver the amount of the Deferred Service Provider Payments that are part of the 2022 Contingent Payment to each individual entitled to payment thereof and, with respect to any forfeited amounts, to the Forfeited Deferred Service Provider Payments Recipients pursuant to Section 2.5(a) ~~Sellers Representative (for distribution to Sellers in their respective pro rata shares as set forth in the Funds Flow Memorandum).~~

(ii)     Without limiting the foregoing in this Section 2.5 and notwithstanding anything to the contrary herein, all of the Deferred Service Provider Payments shall be accelerated upon the consummation of a Change in Control of SunPower or Blue Raven (or the subsidiary or division of SunPower that operates Blue Raven’s business following the Closing) during the period beginning on the Closing and ending on the date on which the Deferred Service Provider Payments would 3 be otherwise due and payable (other than the Change in Control of Blue Raven pursuant to this Agreement). Within five (5) Business Day following the effectiveness of such event, SunPower shall cause Blue Raven to deliver the Deferred Service Provider Payments to each individual entitled to payment thereof and, with respect to any forfeited amounts, to the Forfeited Deferred Service Provider Payments Recipients pursuant to Section 2.5(a) ~~Sellers Representative (for distribution to Sellers in their respective pro rata shares as set forth in the Funds Flow Memorandum).~~

4.     Amendment to Schedule F of the Funds Flow Memorandum. Schedule F of the Funds Flow Memorandum (entitled “Schedule F | Pro Rata Share of any Forfeited Deferred Service Provider Payments”) shall be deleted in its entirety and shall be replaced by one or more schedules (which shall be in accordance with Section 2.5(a)) to be provided to Purchaser by Seller Representative at least five (5) Business Days prior to the date on which Purchaser is obligated to pay any forfeited Deferred Service Provider Payments pursuant to Section 2.5(a).

5.     Effectiveness. Except as modified hereby, the Purchase Agreement shall remain in full force and effect. On or after the Effective Date of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

6.     Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same agreement, binding on the Parties. The signature of any Party to any counterpart hereof will be deemed a signature to, and may be appended to, any other counterpart hereof. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file (or any other electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), such signature will create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Once signed, this Amendment may be delivered by facsimile or “.pdf” format, and any reproduction of this Amendment made by reliable means (e.g., photocopy, facsimile or portable document format) is considered an original.

EXHIBIT 10.2

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EXHIBIT 10.2

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the date first set forth above.

PURCHASER:
SUNPOWER CORPORATION
By:	/S/ PETER FARICY

Name:	Peter Faricy
Title:	Chief Executive Officer

FALCON ACQUISITION HOLDCO, INC.
By:	/S/ MANAVEDRA SIAL

Name:	Manavendra Sial
Title:	President

SELLER REPRESENTATIVE:
PETERSON PARTNERS VII, L.P.

By:	Peterson Partners VII, LLC
Its:	General Partner

By:	Peterson Partners, Inc.
Its:	Manager

By:	/S/ ERIC NOBLE

Eric Noble, Chief Financial Officer and Authorized Signatory

[Signature page to Amendment to Securities Purchase Agreement]